EXHIBIT 8.3


                                  CONFIRMATION

We hereby confirm, subject to the qualifications set forth therein, the statements in the Prospectus Supplement of UBS AG, dated July 13, 2001, under the caption "Supplemental Tax Considerations Under the Laws of Switzerland" are an accurate summary of the Swiss Income tax matters described therein.

                                      Ernst & Young AG


                                      By:    /s/ Urs Brugger
                                           --------------------
                                      Name:   Urs Brugger
                                      Title:  Partner Tax


                                      By:    /s/ Reto Savoia
                                           --------------------
                                      Name:   Reto Savoia
                                      Title:  Senior Manager Tax


Zurich, Switzerland
July 16, 2001